UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  June 1, 2020
(Date of earliest event reported)

FEDNAT HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	000-25001	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14050 N.W. 14th Street, Suite 180 Sunrise, FL
33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 293-2532

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	FNHC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of FedNat Holding Company (the “Company”) held on May 28, 2020, the Company’s shareholders approved all of the matters proposed to the shareholders. A total of 12,835,714 of the Company’s outstanding shares of common stock, representing approximately 86% of the shares eligible to vote, were present or represented by proxy at the Annual Meeting, resulting in a quorum being present or represented at the Annual Meeting.

Set forth below are the number of votes cast for or against, and any abstentions or broker non-votes, as applicable, regarding each of the proposals voted on at the Annual Meeting:

	For	Against	Abstentions	Broker Non-Votes
1. Elections of Directors:

David K. Patterson	10,322,834	371,537	10,009	2,131,334
Thomas A. Rogers	9,982,320	712,030	10,030	2,131,334
Roberta N. Young	9,848,692	845,679	10,009	2,131,334

2. Non-binding advisory vote on the Company's executive compensation	10,168,368	507,111	28,901	2,131,334

3. Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2020 fiscal year.	12,800,480	9,225	26,009	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDNAT HOLDING COMPANY

Date: June 1, 2020	By:	/s/ Ronald A. Jordan

Name:	Ronald A. Jordan
Title:	Chief Financial Officer
(Principal Financial Officer)